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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37791 and 33-81780) of Cambrex Corporation of our report dated June 2, 2006 relating to the financial statements and supplemental schedule of the Cambrex Corporation Savings Plan, which appear in this Form 11-K for the year ended December 31, 2005.


/s/ J.H. Cohn LLP

Roseland, New Jersey
June 16, 2006